Exhibit 3.26

BY-LAWS

OF

BRALEY & THOMPSON, INC.

ARTICLE I - OFFICES.

The principal office of the corporation shall be at 406 Fifth Street, St. Albans, West Virginia 25177.

ARTICLE II - MEETINGS OF STOCKHOLDERS.

Section 1. Annual Meeting. The regular annual meeting of the stockholders shall be held at the principal office of the corporation at ten o’clock a.m., on the first Tuesday in January of each year, if not a legal holiday, and if a legal holiday, then on the day following. The first such meeting shall be held in 1980.

Section 2. Special Meetings. Special meetings of the stockholders of the corporation may be called by the Board of Directors, the President or any number of stockholders owning in the aggregate of at least one-tenth of the number of shares outstanding, and may be held at any place in the United States.

Section 3. Notice of Meetings. It shall be sufficient notice of an annual or a special meeting of the stockholders to mail or telegraph, at least five (5) days prior to the date set for such meeting, a notice of such meeting to the post office address of each stockholder last furnished by him to the Secretary. Each stockholder shall furnish to the Secretary his post office address and shall notify the Secretary of any change thereof. It shall not be necessary to publish such notice.

Section 4. Waiver of Notice. Notice of the time, place or purpose of any meeting of the stockholders may be dispensed with as to a stockholder who shall attend either in person or by proxy, and as to an absent stockholder who shall, in writing, file with the records of the meeting either before or after the holding thereof, waive such notice.

Section 5. Business at Meetings. At any meeting of the stockholders, there may be any business transacted presented for consideration. At any special meeting of the stockholders no business other than that included in the notice, or incidental thereto, shall be transacted.

Section 6. Quorum. A majority of all of the shares of stock entitled to vote shall constitute a quorum of the stockholders.

ARTICLE III - BOARD OF DIRECTORS

Section 1. Powers. The business and the property of the corporation shall be managed by the Board of Directors, which may exercise all of the powers of the corporation, except such as are by law or by the charter or by the By-Laws conferred upon or reserved to the stockholders. The Board is expressly authorized, without the assent or vote of the stockholders, to authorize and to cause to be executed mortgages and liens upon the real and personal property of the corporation, including after acquired property, to secure the payment of corporate obligations, and to fix and cause to be paid the compensations of the Directors and Officers of the corporation. The enumeration in these By-Laws of particular powers of the Board shall not imply the denial of, or any limitation on, any power vested in the Board by law or by the charter or by these By-Laws.

Section 2. Election - Vacancy. The Board shall consist of not less than one nor more than three directors, as may be fixed from time to time at any regular or special meeting of the stockholders, but in no event shall the number of directors be less than the number of stockholders of the corporation. They shall be elected each year at the annual meeting of the stockholders, except that if the number be increased at any other meeting of the stockholders or of the Board, the additional directors may be elected at such meeting. Directors shall hold office until the election and qualification of their successors, except that the stockholders, at any special meeting, or the Board, at any meeting, may remove any director and may, or may not, fill the vacancy. A vacancy in the membership of the Board from any other cause may be filled by the Board. A director need not be a stockholder.

Section 3. Meetings. The initial Board shall hold an organizational meeting as soon after issuance of the charter by the Secretary of State as may be convenient at the principal office of the corporation. The Board shall hold a regular meeting for all other purposes as soon after each annual meeting of the stockholders as may be convenient, and at the same place. Special meetings of the Board may be held at any time and at any place in the United States upon call by the President, Secretary or any two directors.

Section 4. Notice of Meetings. Notice of a regular meeting of the Board shall be given during the stockholders’ meeting which it follows. Notice of a special meeting of the Board shall be given to each director in person or by mail or telegraph to his post office address at least two days prior to the meeting.

Section 5. Waiver of Notice. Notice of the time, place or purpose of any special meeting of the Board may be dispensed with as to a director who shall attend in person and as to an absent director who shall, in writing; file with the records of the meeting either before or after the holding thereof, waive such notice.

Section 6. Business at Meetings. At any regular or special meeting of the Board, there may be transacted any business presented for consideration. The notice of a meeting, if required, need not specify the business to be considered.

Section 7. Quorum. A quorum of the Board shall consist of one-third of the total number of directors in office at the time of a meeting, but not less than two directors.

Section 8. Voting. No member of the Board shall vote on a question in which he is interested otherwise than as a stockholder, except the election of a president or other officer or employee, or be present at the Board while the same is being considered; but if his retirement from the Board in such case reduces the number present below a quorum, the question may nevertheless be decided by those who remain. On any question the names of those voting each way shall be entered on the record of their proceedings, if any member at the time requires it.

ARTICLE IV - AGREEMENTS IN LIEU OF MEETINGS

Whenever the vote of stockholders or of directors is required or permitted to be taken at a meeting in connection with any corporate action, the meeting and vote may be dispensed with if all of the stockholders or all of the directors, as the case may be, shall agree in writing to such corporate action being taken; and such agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all stockholders, or of all directors, at a meeting duly called and legally held.

ARTICLE V - OFFICERS

Section 1. Generally. The officers of the corporation shall consist of a President, a Vice-President, a Secretary and a Treasurer. Any two of said offices, except those of President and Secretary, may be held by the same person. The President shall be chosen from among the directors, but the other officers need not be directors. All officers shall be chosen by the Board at the regular meeting of the Board and shall hold office for one year and until their respective successors are elected and qualified. The Board may also provide for, and prescribe the duties of (I) more than one Vice-President, and (II) other officers and assistant officers. Any officer may be removed at any time by the Board, and a vacancy in any office may be filled by the Board at any meeting, without it being specified in the notice of the meeting.

Section 2. Powers. The officers shall respectively exercise such powers as are stated in the following sections of this article and as are customarily exercised by like officers of a corporation, subject to the power of the Board to prescribe from time to time the particular powers and duties of any officer.

Section 3. President. The President shall preside at all meetings of the stockholders and of the Board, and shall, while the Board is not in session, have general management and control of the business and affairs of the corporation.

Section 4. Vice-President. The Vice-President shall exercise such powers and perform such duties as may from time to time be directed by the Board.

Section 5. Secretary. The Secretary shall keep the minutes of all proceedings of the Board and of the stockholders; give all notices to the stockholders and directors; affix the seal of the corporation to, and attest the proper execution of, deeds, contracts and other instruments in writing requiring a seal, when duly signed; and have charge of the seal and the books and records of the corporation, except those in custody of the Treasurer, and may certify copies of the books and records in his custody over the seal of the corporation.

Section 6. Treasurer. The Treasurer shall have the custody of all moneys and financial papers and records of the corporation, keeping all funds in the depositories designated by the Board; make and file all returns and reports as required by law, and pay all taxes required by law; make other payments from the funds of the corporation as directed by the Board; and keep accurate accounts of all corporate transactions.

Section 7. Salaries. The officers shall receive such salaries and expenses as may be from time to time fixed by the Board.

Section 8. Annual Reports. The President shall annually prepare a full and true statement of the affairs of the corporation, which shall be submitted at the annual meeting of the stockholders and filed within twenty days thereafter at the principal office.

ARTICLE VI - CAPITAL STOCK.

Section 1. Certificates. Certificates for shares of the capital stock shall be in the form approved by the Board. Certificates shall be signed by the President or a Vice-President and the Treasurer, the Secretary or the Assistant Secretary, and shall certify the number of shares owned by the stockholders to whom they are issued. No certificate for any share of stock shall be issued or delivered to a stockholder until his subscription or sale price for such share is paid in full.

Section 2. Stockholders. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof so far as the corporation is concerned. The words “trustee”, “agent” or other like term after the name of a person in whose name stock stands on the books of the corporation, without other words disclosing a trust, beneficiary, or principal or other fiduciary relationship, shall be deemed descriptive of the person and shall in no way restrict the right of such person to vote the shares of stock for any purpose.

Section 3. Stock Transfer Books. The Secretary shall keep stock transfer books in which the shares shall be transferred under such regulations as may be prescribed by the Board, subject to West Virginia Code 4681, et seq.

ARTICLE VII - MISCELLANEOUS.

Section 1. Seal. The corporate seal shall be the seal of which an impression is here made, but the Board may change said seal from time to time, any new seal to be impressed on the minutes of the meeting at which it is authorized.

Section 2. Notes, Endorsements, Etc. Notes and checks of the corporation shall be signed, and checks, notes, drafts and other orders for payment of money shall be endorsed for collection or deposit, in the manner prescribed by the Board.

Section 3. Qualification of Directors and Officers. Qualification of a director or an officer shall be his acceptance of the office, and in the absence of prompt notice in writing to the contrary, such acceptance shall be presumed.

Section 4. Acknowledgments. The President or a Vice-President may acknowledge any deed or other instrument without special appointment; the corporation may acknowledge any instrument required by law to be acknowledged by its attorney appointed under seal, and such appointment may be embodied in the deed or instrument to be acknowledged, or be made by a separate instrument.

ARTICLE VIII - INDEMNITY OF DIRECTORS AND OFFICERS.

Section 1. The corporation shall reimburse or indemnify each director or officer of the corporation and each person who may serve at its request as a director or officer of another corporation in which it owns shares of capital stock of, or which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty to the corporation.

ARTICLE IX - AMENDMENT OF BY-LAWS.

Section 1. By the Stockholders. The By-Laws may be amended, altered or repealed at any annual or special meeting of the stockholders by the vote of a majority of all of the shares of capital stock entitled to vote.

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